Sino-US Enterprises Joint-Venture Cooperation Project Contract

Shiyiquan Drinks Co., Ltd.of Heilongjiang Province and US-TQ Beverage Products Int'l, Inc. hereby establish a formal relationship in the form of a Sino-US jointly funded business Cooperation Project for the manufacture of natural soda water and nutritional water and sign the Sino-US cooperative business contract.

Chapter I
General Provisions

In accordance with "the Enterprises Laws of the People's Republic of China on Chinese-foreign Business Cooperation" and other relevant laws and regulations of China and the United States, Shiyiquan Drinks Co., Ltd. of Heilongjiang Province, and US-TQ Beverage Products Int'l, Inc., based on the principles of equality and mutual benefit and through friendly consultations, agree to a joint-venture and set up the cooperative business project in Kedong County, Heilongjiang Province, People's Republic of China. Both parties hereby enter into this contract.

Chapter II
The Cooperating Parties

Article 1

Shiyiquan Drinks Co., Ltd. of Heilongjiang Province (hereinafter referred to as Party A): registered in Heilongjiang Province of China

Legal Address: Chunguang Village, Baoquan Town, Kedong County, Heilongjiang Province
Legal Representative: Weiguo Liu Position: President Nationality: China

US-TQ Beverage Products Int'l, Inc. (hereinafter referred to as Party B): registered in California, United States of America
English name: US-TQ Beverage Products Int'l, Inc.
Legal Address: 1004W West Covina PKWY #259 West Covina, California 91790 USA
Legal representative: Lihui An Position: President Nationality: China

Chapter III
Joint Investment Business Project

Article 2 In accordance to "The Enterprises Laws of the People's Republic of China on Chinese-foreign Business Cooperation" and other relevant laws and regulations of China and the United States, parties A and B agree to set up cooperative business project in China (hereinafter referred to as "Cooperation Project").

Article 3 The name of the Cooperation Project:
Manufacturing natural soda water and nutritional water
Legal address of the cooperation project: Chunguang Village, Baoquan Town, Kedong County, Heilongjiang Province.

Article 4 All activities of Cooperation Project must abide by the laws and regulations of the People's Republic of China and the relevant regulations of China and the United States of America.

Article 5 The organizational form of the Cooperation Project is a Sino-US joint-venture Cooperation Project. The investment provided by the cooperating parties or conditions for cooperation is the assets of the cooperating partners, Cooperation Project is solely responsible for its debts and commitments; it will utilize its own assets in fulfilling its obligation pertaining to such. The cooperating parties agree in the contract of cooperation on the investment or cooperation conditions, the distribution of the proceeds, the share of risks and losses, the forms of business management and the ownership of the property upon the termination of the cooperation, etc.

Chapter IV
Goal, Scope and Scale of the Business Project

Article 6 The goals of the Cooperation Project by Parties A and B include: strengthen economic cooperation and technological exchanges including application of advanced and applicable technology, and scientific management methods; produce high technology content with added value; produce products that have good market prospects and competitiveness in quality and price on the international market; and improve economic efficiency to achieve satisfactory economic benefits for the investing parties.

Article 7 The scope of Cooperation Project:
manufacturing natural soda water and nutritional water

Article 8 The size of the first phase of investment for Cooperation Project is as follows:

Annual production of 300,000 tons of natural soda water and nutritional water.

Chapter V
The total investment, registered capital, and conditions for cooperation

Article 9 The total investment of the joint-venture company is 60 million yuan (or a foreign currency agreed by the two parties).

Article 10 The invested capital of Party A and Party B on this project is 60 million yuan (or a foreign currency agreed by the two sides).

Article 11 Party A and Party B agree on the following as the contribution conditions for cooperation:
Party A: 89.2% of the total amount of investment put into this project = 53.52 million yuan.
Party B: 10.8% of the total amount of investment put into this project = 6.5 million yuan (1 million U.S. dollars).
(The profit standards of both sides are shared based on the percentage of contributions by the cooperating parties)

Article 12 The investment funded or provided by both parties or cooperation conditions to be paid in installments or provided are agreed as follows:
The installments should be paid in full within 180 days upon the signing of the contract by both parties A and B. The initial contribution should be put into place within 60 working days from the effective date of the signed contract by the two cooperating parties, and should constitute 15% of the total investment. The total agreed sum of the full contributions should be funded within 180 working days.

Article 13 The transfer of all or part of the investment of Party A or Party B to any third party is subject to the consent of the other party, and is to be submitted to the original examination authority for approval. Should any party wish to transfer all or part of its investment, the other party should have a right of first refusal.

Chapter VI
The responsibilities of the cooperating parties

Article 14 Parties A and B shall each be responsible for the following matters:

(A) Responsibilities of Party A:
(1) to handle all relevant procedures and matters such as application for the grant of the establishment of the Cooperation Project to the relevant Chinese department in charge, to execute the registration, and to receive the legitimate operations permissions of the project, etc.
(2) the procedures for the product patent ownership.
(3) the procedures for obtaining the rights of industrial production.
(4) to fund or to provide the conditions for cooperation by **Article 11**.
(5) to assist Party B as contributor and legally enter into the funding procedures.
(6) to assist in the purchase or lease of equipment, materials, and communication facilities in China, which are needed by the Cooperation Project.
(7) to assist in all things needed by the Cooperation Project such as transport infrastructure.
(8) to assist the Cooperation Project in the recruitment of local management personnel of Chinese nationality, as regards technicians, workers and other required personnel.
(9) to help foreign workers apply for entry visas, work permits; to help them with travel procedures, etc.
(10) handling other matters commissioned by the two cooperating partners.

(Note: Supplemental provisions may be added according to the specific circumstances of the project)

(B) Responsibilities of Party B:
(1) to assist the purchase in the United States of the facilities and equipment needed in the Cooperation Project and shipped to Chinese ports.
(2) to assist in all relevant matters such as the purchase of machinery and equipment, and materials outside China commissioned by the cooperating parties.
(3) to provide the needed equipment for installation, debugging and trial production, as well as technical personnel, production and testing technicians
(4) to train the technical personnel and workers required by the Cooperation Project
(5) to assist and handle the related formalities for Chinese workers, of the Cooperation Project to enter the United States
(6) to be responsible for handling other matters entrusted by the cooperating partners

(Note: Supplemental provisions may be added according to the specific circumstances of the project)

Chapter VII
The transfer of technology

Article 15 Parties A and B agree that the cooperating partners have the ability and may sign third- party agreements to transfer a portion of the funds of the

project for production or business purposes required in the provisions of Chapter IV of this contract, and specifically, to obtain and work on advanced international production technology, including production design, international market planning, training, personnel, etc., which are required for the scale of the project.

Chapter VIII
The income distribution and loss risk

Article 16 The income of the Cooperation Project, after all tax is paid and an allotment for various funds and expenses, will be allocated as follows:
the standardized profit of both sides are shared based on the percentage of contributions by the cooperating parties

Article 17 The risks of losses to be borne by the cooperative company is agreed as follows:
(1) Should there be partial or full risks caused by force majeure, each party shall bear all the losses according to the party's percentage of contributions.
(2) Should there be partial or full risks caused by the factor of any party, the responsible party shall bear the partial or full losses.

Chapter IX
The management team of the Cooperation Project (leadership group)

Article 18 The date of signing the Cooperation Project contract by both parties shall be the date of the establishment of the project's management team (leadership group, hereinafter referred to as the "leading group").

Article 19 The leading group of the Cooperation Project is comprised of nine members, of which Party A shall appoint six members, and Party B shall appoint three members. The head of the group is appointed by Party A, the deputy head is appointed by Party B, and the team leader is chosen through a vote of the nine members. The terms of office of the group leader, deputy head, team leader, and members shall expire when the Cooperation Project is discontinued, and the term of office may be renewed by the delegated party for the other Cooperation Project.

Article 20 The leading group is the highest authority of both parties' Cooperation Project, to decide on all the major issues for the Cooperation Project. Major issues (Note: according to the main contents listed in Article 29 of Implementing Regulations of Chinese and Foreign Joint Venture Enterprise Law) should require unanimous adoption before the making of any decision. Other matters can be decided by a majority of votes or by a simple majority.

Article 21 The group leader is the legal representative of the Cooperation Project. When the group leader for any reason is unable to perform his duties, he

may automatically authorize the deputy head as the legal representative or have another member as the legal representative by election.

Article 22 During the operation of the project, the leading group shall convene a general meeting at least once every three months, and convene a monthly summary meeting. The meeting will be informed and chaired by the head of the group. If proposed by more than 1/3 of the members, the group leader may call a Leading Group interim meeting. Meeting records should be archived. If there is a significant interim decision, the head leader or deputy head and team leader can communicate with members for decision-making by telephone conference..

Chapter X
The operational management office of the Cooperation Project

Article 23 The Cooperation Project establishes a management office to be responsible for the daily operation and management of the project work. The operational management office is composed of 1 general manager recommended by Party A, 5 deputy general managers, of which 3 are recommended by Party A, and 2 by Party B. The general manager and deputy general manager are hired by the project leadership team. The term of office will expire when the Cooperation Project is terminated (special factors excluded).

Article 24 The General Manager is responsible for implementation of the resolutions of the leadership group in the Cooperation Project, and for the organization and leadership of the daily operational management of the project. The deputy general manager is to assist the general manager in assigning several department managers to be responsible for the works of various departments of the enterprise, to handle matters assigned by the general manager and deputy general manager, and to be responsible under the general manager and deputy general manager.

Article 25 If the general manager and deputy general manger engage in serious dereliction of duty or malpractice for private ends, they can be dismissed at any time by the leadership group in the Cooperation Project with the meeting resolution.

Chapter XI
The purchase of equipment

Article 26 The equipment, including the facilities, raw materials, component parts, transport tools and office supplies required by the Cooperation Project can be purchased in China or from abroad through mutual consultation and decision by the Parties A and B.

Article 27 Party A should be invited to send participants to join in the purchase of equipment if the Cooperation Project needs to commission Party B to buy in foreign markets.

Chapter XII
The preparation and construction

Article 28 During the preparation and construction, the Cooperation Project will establish a preparation and construction office by the mutual agreement of Parties A and B. The preparation and construction office is composed of 9 members, among which six are to be from Party A, and three from Party B. Additionally, there shall be one office Director and 2 deputy Directors, among which two are recommended by Party A, and 1 by Party B. The Director of the office and deputy Directors are appointed by the leadership group of the Cooperation Project.

Article 29 The preparation and construction office is substantially responsible for examining the production engineering design program, to sign the professional contract for the expansion of the production line engineering, and to organize the procurement and acceptance of the
equipment, materials and other substances, to develop the relevant management approach, and to keep and organize the documents, plans, files, and data during the process of expansion of the project.

Article 30 Through the decision by the mutual consultation of Parties A an B, according to the needs of the project, the cooperation parties may designate a number of technicians to form a technical group. Under the leadership of the preparation and construction office, the technical group is to be responsible for the review, supervision, inspection, acceptance and performance appraisal of project quality, equipment, materials and introduction of the technology.

Article 31 The organization, remuneration and expenses of the staff of the preparation and construction office are included in the project implementation budget through the agreement of both parties.

Article 32 According to the actual needs of the Cooperation Project, the project leadership team may study and decide to approve the retention or revocation of the preparation and construction office after the project's entry into normal operation.

Chapter XIII
Labor Management

Article 33 Party A is to study to develop programs and to implement and regulate labor contracts vis-à-vis all matters such as recruitment, dismissal, wages, labor insurance, living benefits, rewards and punishments of the personnel required in the Cooperation Project, in accordance with the People's Republic of China Law on Chinese-Foreign Cooperative Enterprise Labor Management Regulations and Measures. The labor contract will be filed in the local labor management department for the record after establishment.

Article 34 The Cooperation Project leadership team meeting is to discuss and decide on the hiring, wage, social insurance, benefits, and travel expense standards of the senior management personnel recommended by Parties A and B.

Chapter XIV
Tax, finance, audit

Article 35 The Cooperation Project is required to pay the tax on the profit income in accordance with China's relevant laws and regulations.

Article 36 Employees are to pay personal income tax in accordance with "the Personal Income Tax Laws of the People's Republic of China."

Article 37 A Chinese registered accountant is to be hired to review and audit the finances of the Cooperation Project, and report the results to the leadership team or general manager. If Party B needs to employ an auditor from other countries to work on the annual financial audit, Party A shall agree to the proposal, and all the costs are to be incurred by Party B.

Chapter XV
The joint venture period

Article 38 The total cooperation period between Party A and Party B is 20 years. Each year both parties will sign the cooperation contract according to the different projects. If proposed by one party, and unanimously agreed by both parties, Parties A and B may sign a new cooperation contract before six months of the expiration of the cooperation.

Chapter XVI
The management of assets

Article 39 Upon the expiration of their cooperation, the management and distribution of the common assets of the cooperation parties during the cooperation period shall be distributed based on the actual situation through friendly consultations by both parties.

Chapter XVII
Insurance

Article 40 Party A is responsible for the handling of the various insurance policies of the Cooperation Project, the risks insured, the insured value, and the term of protection in accordance to the Chinese People's Insurance Law on Protection.

Chapter XVIII
The modification, change, termination of the contract and the cooperative relationship

Article 41 The amendments of the contract and its annex must be approved by a written agreement signed by Parties A and B in order to take effect.

Article 42 If force majeure results in difficulties in executing the contract or if the Cooperation Project is unable to continue operations due to suffering constant losses, Parties A and B, by unanimous adoption by both parties through friendly consultations, can execute an early termination of the cooperation period and the termination of the contract.

Article 43 If one party does not fulfill the contract, or performs a serious breach of contract, resulting in both partners not being able to operate or being unable to achieve the business goals of the contract, that party shall be deemed to have unilaterally terminated the contract, and the other party shall have the right to make the claims to the defaulting party, and have the right to terminate the contract under the contract's provisions. If the two sides agree to continue to operate, the defaulting party shall compensate the other partner for economic losses.

Chapter XIX
Liability for breach of contract

Article 47 If any party of A or B does not submit its capital contributions in timely fashion with the amount in conformity with the provisions of Chapter V, starting from the first month of overdue date, for each overdue month, the defaulting party shall pay to the party of compliance a default fee of 3% of the required contributions. If overdue for 3 months, and the fund has not been submitted, then in addition to an accumulated default fee of 3% of the capital contributions which should be to handed over, the party of compliance shall have the right to terminate the contract in accordance with Article

43 of this contract and request the breaching party to provide compensation for the losses.

Article 48 If due to the fault of one party, there results a situation in which the contract and its attachments cannot be performed or cannot be completely fulfilled, the defaulting party shall be liable for breaching of the contract. If the situation arises by the fault of both parties, then, according to the actual situation, each party shall be liable for its own responsibility for breaching the contract.

Article 49 In order to ensure the performance of this contract and its attachments, parties A and B should provide to each other a letter of guarantee issued from the bank with compliance.

Chapter XX
Force Majeure

Article 50 On the occurrence of earthquakes, typhoons, floods, fires, war and other unforeseeable events and force majeure accidents, the consequences of which cannot be prevented or avoided, resulting in a direct impact on the contract's execution or ability to be fulfilled according to the required conditions, the affected party shall immediately e-mail information on the incident to the other party, shall within 15 days provide valid certified documents on the details of the incident, and the inability to fulfill the contract, perform part of the contract, or a reason to delay the execution of the contract. This document should be certified by a notary public in the accident area. To the extent that the accident impacted the performance of the contract, both parties shall decide whether to terminate the contract, or to effect partial exemption from responsibility for performance of the contract, or to delay the execution of the contract.

Chapter XXI
The applicable laws

Article 51 The contract's formation, validity, interpretation, performance and settlement of disputes is governed by the laws of People's Republic of China and the jurisdiction of the United States of America.

Chapter XXII
Settlement of Disputes

Article 52 Both parties should settle through friendly consultations all disputes arising from the execution of this contract or relating to this contract; If no settlement can be resolved through consultations, it should be settled according to item (1):
(1) Submit the dispute to the Beijing International Economic and Trade Arbitration Commission of China, and the New York International Business Arbitration Commission of United States, and arbitrate according to the rules of the arbitration procedures.
(2) Submit to the local and international arbitration institutions of the People's Republic of China and arbitrate under the arbitration rules and procedure. Approve the arbitration. The arbitration award shall be final and binding on both parties.

Article 53 During the arbitration process, in addition to the part of the dispute under arbitration, this contract shall continue to be fulfilled.

Chapter XXIII
Text

Article 54 This contract is written in Chinese and English languages, both texts are being equally authentic. In case there is any discrepancy in the above two text, the Chinese version shall prevail.

Chapter XXIV
The commencement of the contract and other

Article 55 In accordance with the principles set forth in this contract, the following auxiliary agreements are entered into, including: legitimate business documents of the cooperative parties, approvals relating to promotion of the Cooperation Project, intellectual property certification, sales contracts (agreement), etc.; all are an integral part of this contract.

Article 56 This contract and its attachments shall be subject to notarization and approval by relevant agencies of the People's Republic of China and is to take effect on the date of approval.

Article 57 When both Parties A and B send notifications by e-mail or fax, and any party's rights and obligations are involved, there shall follow formal written letters delivered by express mail to the other. Legal address of both parties listed in the contract are the mailing address of both parties.

Article 58 The contract is signed by the authorized representatives of Party A and Party B in China on ____________year __________month _________date.

Party A:

Signature:

Date:

Party B:

Signature:

Date:

I hereby certify that I translated the document attached hereto from Chinese to English. This translation is accurate and complete. I further certify that I am fully competent to translate from Chinese to English to the best of my knowledge and belief.

Translated by: ________________ Date: 04/17/2012

State of California

}S.S.

County of Alameda

On 04/17/2012 before me, Shu Hui Liu, Notary public, personally appeared Vanessa Ho, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature: ________________
Notary Public

SHU HUI LIU
Commission # 1889407
Notary Public - California
Alameda County
My Comm. Expires Jun 11, 2014

中美企業項目投資合作經營合同

中國黑龍江世一泉飲品有限公司與（美國）天泉飲品國際有限公司建立中美聯合出資經營天然蘇打水、營養水項目合作關係並簽署中美合作經營合同。

第一章總則

中國黑龍江世一泉飲品有限公司和（美國）天泉飲品國際有限公司，根據《中華人民共和國中外合作經營企業法》和中美兩國其他有關法規，本著平等互利的原則，通過友好協商，同意在中華人民共和國黑龍江省克東縣，共同出資興辦合作經營項目，特訂立本合同。

第二章合作各方

第一條

中國黑龍江世一泉飲品有限公司(以下簡稱甲方)：在中國黑龍江省所屬地登記註冊。

法定地址：黑龍江省克東縣寶泉鎮春光村。

法定代表人：劉衛國　　職務：董事長　　國籍：中華人民共和國。

（美國）天泉飲品國際有限公司(以下簡稱乙方)：在美國加州所屬地登記註冊

英文名稱：US-TianQuan Beverages INT′, INC.

法定地址：1004W WEST COVINA PKWY #259　WEST COVINA,CALIFORNIA 91790 USA

法定代表人：LiHui An 職務：President 國籍：China

第三章合作投資經營項目

第二條 甲、乙雙方根據《中華人民共和國中外合作經營企業法》和中美兩國的其他有關法規，同意在中國境內建立合作經營項目(以下簡稱合作項目)。

第三條 合作項目的名稱為生產天然蘇打水、營養水項目。合作項目的法定地址為：中國黑龍江省克東縣寶泉鎮春光村。

第四條 合作經營項目的一切活動，必須遵守中華人民共和國的法律、法規和中美兩國有關條例規定。

第五條 合作項目的組織形式為中美出資合作經營項目。合作各方提供的出資或合作條件，均屬於合作方的資產，合作項目以其全部資產對合作項目的債務承擔責任。合作各方在合作合同中約定投資或合作條件、收益的分配、風險和虧損的分擔、經營管理的方式和合作終止時財產的歸屬等事項。

第四章項目經營目的、範圍和規模

第六條 甲、乙雙方合作經營的目的：本著加強經濟合作技術交流的願望，採用先進而適用的技術和科學的經營管理方法，提高產品品質，生產技術含量高、較高附加值、市場前景好的產品，並在品質、價格等方面具有國際市場上的競爭能力，提高經濟效益，使投資各方獲得滿意的經濟利益。

第七條 合作經營範圍：

甲、乙雙方共同出資合作經營天然蘇打水、營養水項目。

第八條 首期出資合作經營項目規模如下：

年生產天然蘇打水、營養水 30 萬噸。

第五章 投資總額、註冊資本與合作條件

第九條 本合作公司的投資總額為人民幣 6000 萬元（或雙方商定的一種外幣）。

第十條 甲、乙方就此項目的投入資本共為人民幣 6000 萬元（或雙方商定的一種外幣）。

第十一條 甲、乙雙方將下列作為出資合作條件：

甲方：投入此項目總投資額的 89.2%＝5352 人民幣萬元。

乙方：投入此項目總投資額的 10.8%＝人民幣 650 萬元(100 萬美金）。

(甲、乙雙方獲利標准均按合作各方出資比利獲取)

第十二條 合作雙方的出資或提供合作條件分期繳付或提供，約定如下：

自甲、乙雙方簽定合同之日起 180 個工作天內分期繳清。首期出資應在合作雙方簽定合同生效日後 60 個工作天內投入，並應投入應出資總額的 15%。全部繳齊應出資的總期限為：180 個工作天內。

第十三條 甲、乙任何一方如向第三者轉讓其全部或部分出資額，須經另一方同意，並報原審批機構批准。

一方轉讓其全部或部分出資額時，另一方有優先購買權。

第六章 合作各方的責任

第十四條 甲、乙方應各自負責完成以下各項事宜：

(一) 甲方的責任：

1. 辦理為設立合作項目向中國有關主管部門申請批准、登記註冊、領取項目合法運營的全部相關手續等事宜。

2. 產品專利歸屬權的手續。

3. 行業產品生產權的手續。

4. 按第十一條規定出資或提供合作條件。

5. 協助辦理乙方作為出資方而合法進入資金手續。

6. 協助合作項目所需要在中國境內購置或租賃設備、材料、通訊設施等。

7. 協助合作項目所需要的交通工具等基礎設施。

8. 協助合作項目招聘當地的中國籍的經營管理人員、技術人員、工人和所需的其他人員。

9. 協助外籍工作人員辦理所需的入境簽證、工作許可證和旅行手續等。

10. 負責辦理合作雙方委託的其他事宜。

（注：根據專案的具體情況可加以補充條款）

(二) 乙方的責任：

1. 協助根據合作項目所需要在美國購買器材設備等實物運至中國港口。

2. 協助辦理合作項目人委託在中國境外選購機械設備、材料等有關事宜。

3. 提供需要的設備安裝、調試以及試生產技術人員、生產和檢驗技術人員。

4. 培訓合作項目所需的技術人員和工人。

5. 協助合作項目中國工作人員辦理入境美國的相關手續。

6. 負責辦理合作雙方委託的其他事宜。

（注：根據專案的具體情況可加以補充條款）

第七章 技術轉讓

第十五條 甲、乙雙方同意，由合作雙方與第三者簽訂項目部分環節轉讓協議，以取得為達到本合同第四章規定的生產經營目的、規模所需的國際先進的製作技術，包括製作設計、國際市場策劃、培訓人員等。

第八章 收益分配和風險虧損承擔

第十六條 合作項目在完稅並提取各項基金後，收益按如下方式進行分配：
甲、乙獲利標准均按各方出資比利獲取利潤所得。

第十七條 合作公司的風險虧損的承擔約定如下：

1、由不可抗力因素所造成的部分或完全風險，均按各方出資比利承擔各方的損失與虧損。

2、由甲、乙雙方任何一方因素所造成的部分或完全風險均由造成方承擔部分或完全損失與虧損。

第九章合作項目管理團隊(領導小組)

第十八條 甲、乙雙方合作項目簽約之日，為本項目管理團隊(領導小組)成立之日(以下簡稱領導小組)。

第十九條 合作項目領導小組由九名成員組成，其中甲方委派六名，乙方委派名三名。組長由甲方委派，副組長由乙方委派，小組長經九名成員選舉產生。組長、副組長、小組長、成員任期至合作項目終止，經委派方繼續委派可以連任其他合作項目。

第二十條 領導小組 是甲、乙雙方合作項目的最高權力機構，決定合作項目的一切重大事宜。對於重大問題（注：**按中外合作經營企業法實施條例第二十九條列舉主要內容**）應一致通過，方可作出決定。對其他事宜，可採取多數通過或簡單多數通過決定。

第二十一條 組長是合作項目法定代表人。組長因故不能履行其職責時，可自動授權副組長為法定代表人或經選舉其他成員為法定代表人。

第二十二條 領導小組會議在項目運營期間至少每三個月召開一次大會，每一個月召開一次小結會。由組長召集並主持會議。經 1/3 以上的成員提議，組長可召開領導小組臨時會議。會議記錄應歸檔保存。有重大臨時決定組長或付組長、小組長可採取電話會議與成員溝通決策。

第十 合作項目經營管理機構

第二十三條 合作項目設經營管理機構，負責項目的日常經營管理工作。經營管

理機構設總經理 1 人，由甲方推薦。副總經理 5 人，由甲方推薦 3 人，乙方推薦 2 人。總經理、副總經理由項目領導小組聘請，任期至合作項目終止(特殊因素列外)。

第二十三四條 總經理的職責是執行合作項目領導小組的各項決議，組織領導合作項目的日常經營管理工作。副總經理協助總經理負責經營管理機構可設若幹部門經理，分別負責企業各部門的工作，辦理總經理和副總經理交辦的事項，並對總經理和副總經理負責。

第二十五條 總經理、副總經理有營私舞弊或嚴重失職的，經營合作領導小組會議決議可隨時撤換。

第十一章 設備購買

第二十六條 合作項目所需器材、設備、原材料、配套件、運輸工具和辦公用品等，經甲、乙雙方協商決定可在中國購買或者向國外購買。

第二十七條 根據合作項目需要委託乙方在國外市場選購設備時，應邀請甲方派人參加。

第十二章 籌備和建設

第二十八條 合作項目在籌備建設期間，經甲、乙雙方協商同意設立籌建處。籌建處由九人組成，其中甲方 6 人，乙方 3 人。籌建處主任 1 人，由甲方推薦，副主任三人，由甲方推薦 2 人，乙方推薦 1 人。籌建處主任、副主任由合作項目領導小組任命。

第二十九條 籌建處具體負責審查工程設計方案，簽訂擴大生產線工程專業承包合同，組織有關設備、材料等物質的採購和驗收，制定有關的管理辦法，
做好擴建工程實施過程中文件、計畫書、檔案、資料的保管和整理等工作。

第三十條 經甲、乙雙方協商決定，根據項目需要，合作各方可指派若干技術人員組成技術小組，在籌建處領導下，負責對拍攝設計、製作工程品質、設備材料和引進技術的審查、監督、檢驗、驗收和性能考核等工作。

第三十一條 籌建處工作人員的編制、報酬及費用，經甲乙雙方同意後，列入項目實施預算。

第三十二條 籌建處在項目進入正常運營後，根據合作項目的實際需要，經合作項目領導小組研究決定可批准保留或撤銷。

第十三章 勞動管理

第三十三條 合作項目所需要人員的招收、招聘、辭退、工資、勞動保險、生活福利和獎懲等事項，按照《中華人民共和國中外合作經營企業勞動管理規定》及其實施辦法，均由甲方研究制定方案，訂立勞動合同加以規定。勞動合同訂立後，報當地勞動管理部門備案。

第三十四條 甲、乙方推薦的高級管理人員的聘請和工資等遇、社會保險、福利、差旅費標準等，由合作項目領導小組會議討論決定。

第十四章 稅務、財務、審計

第三十五條 合作項目獲利所得均按照中國的有關法律和條例規定繳納各項稅金。

第三十六條 職工按照《中華人民共和國個人所得稅法》繳個人所得稅。

第三十七條 合作項目的財務審計聘請在中國註冊的會計師審查、稽核，並將結果報告領導小組或總經理。
如乙方認為需要聘請其他國家的審計師對年度財務進行審查，甲方應予以同意。其所需要一切費用由乙方負擔。

第十五章 合營期限

第三十八條 甲、乙雙方總合作的期限為二十年。每年分別根據不同的項目簽屬合作合同。經一方提議，甲乙雙方一致通過，可以在合作期滿 6 個月前從新簽屬繼續合作合同。

第十六章 財產處理

第三十九條 合作雙方合作期滿其合作期間所屬共有財產的處理分配，均根據當時情形，經甲乙雙方友好協商進行處理分配。

第十七章 保險

第四十條 合作項目的各項保險均由甲方負責辦理，投保險別、保險價值、保期等，均尊照中國人民保險保障法。

第十八章 合同的修改、變更與解除合作關係終止合同

第四十一條 對本合同及其附件的修改，必須經甲、乙雙方簽署書面協議，才能生效。

第四十二條 由於不可抗力，致使合同無法履行，或是由於合作項目連年虧損無力繼續經營，經甲乙雙方友好協商一致通過，可以提前終止合作期限和解除合同。

第四十三條 由於一方不履行合同、或嚴重違反合同，造成合作雙方無法經營或無法達到合同規定的經營目的，視作違約方片面終止合同，對方除有權向違約一方索賠外，並有權按合同規定終止合同。如甲、乙雙方同意繼續經營，違約方應賠償合作方的經濟損失。

第十九章 違約責任

第四十七條 甲、乙任何一方未按合同第五章的規定依期按數提交完出資額時，從逾期第一個月算起，每逾期 1 個月，違約一方應繳付應付應交出資額的 3%的違約金給守約的一方。如逾期 3 個月仍未提交，除累計繳付應交出資額的 3 %的違約金外，守約一方有權按本合同第四十三條終止合同，並要求違約方賠償損失。

第四十八條 由於一方的過失，造成本合同及其附件不能履行或不能完全履行時，由過失的一方承擔違約責任；如屬雙方的過失，根據實際情況，由雙方分別承擔各自應負的違約責任。

第四十九條 為保證本合同及其附件的履行，甲、乙各方應相互提供履約的銀行擔保書。

第二十章 不可抗力

第五十條 由於地震、颱風、水災、火災、戰爭以及其他不能預見並且對其發生和後果不能防止或避免的不可抗力事故，致使直接影響合同的履行或者不能按約定的條件履行時，遇有上述不可抗力事故的一方，應立即將事故情況電郵通知對方，並應在 15 日內，提供事故詳情及合同不能履行、或者部分不能履行、或者

需要延期履行的理由的有效證明檔，此項證明檔應由事故發生地區的公證機構出具。按照事故對履行合同影響的程度，由雙方協商決定是否解除合同，或者部分免除履行合同的責任，或者延期履行合同。

第二十一章 適用法律

第五十一條 本合同的訂立、效力、解釋、履行和爭議的解決均受中華人民共和國法律和美利堅合眾國的管轄。

第二十二章 爭議的解決

第五十二條 凡因執行本合同所發生的或與本合同有關的一切爭議，雙方應通過友好協商解決；如果協商不能解決，按（ 1 ）項解決：

(1)提交中國北京中國國際經濟貿易仲裁委員會及美國紐約國際商務仲裁委員會，根據該兩會的仲裁程式規則進行仲裁。

(2)提交中華人民共和國當地及國際仲裁機構根據該仲裁機構的仲裁程式規則進行仲裁。仲裁裁決是終局的，對雙方都有約束力。

第五十三條 在仲裁過程中，除雙方有爭議正在進行仲裁的部分外，本合同應繼續履行。

第二十三章 文字

第五十四條 本合同用中文和英文寫成，兩種文字具有同等效力。上述兩種文本如有不符，以中文本為准。

第二十四章 合同生效及其他

第五十五條 按照本合同規定的各項原則訂立如下的附屬協議檔，包括：合作各方公司合法經營証件，與促成合作項目相關的批文、協議，知識產權認証，銷售合同（協議）……，均為本合同的組成部分。

第五十六條 本合同及其附件，均須經中華人民共和國相關機構公証、批准，自批准之日起生效。

第五十七條 甲、乙雙方發送通知採用電子郵件、傳真時，凡涉及各方權利、義務的，應隨之以正式書面信件快遞通知對方。合同中所列甲、乙雙方的法定地址即為甲、乙雙方的收件地址。

第五十八條 本合同於2012年 3 月 5 日由甲、乙雙方的授權代表在中國哈尔滨簽字。

甲方：(中国)[illegible]饮品有限公司

乙方：(美国)天泉饮品国际有限公司

代表簽字：[illegible]

代表簽字：[illegible]

2012年3月5日

2012 年3月5日